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        The Thermo Instrument Systems Inc Proxy Card is being resubmitted via
EDGAR due to errors that appeared in the initial EDGAR filing on May 4, 1994.

        The errors made during the previous EDGAR filing were the names of George N. Gyftopoulos and John N. Gyftopoulos. The names have been corrected in this filing to read as George N. Hatsopoulos and John N. Hatsopoulos.

        The errors appeared only in the EDGAR filing on May 4, 1994 and did not appear in any other format or printed materials.






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                                    PROXY

                        THERMO INSTRUMENT SYSTEMS INC.
              504 AIRPORT ROAD - SANTA FE, NEW MEXICO 87504-2108

         THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

        The undersigned hereby appoints Arvin H. Smith, John N. Hatsopoulos and Theo Melas-Kyriazi, and each of them, proxies of the undersigned, each with power to appoint his substitute, and hereby authorizes them to represent and to vote, as designated below, all the shares of Common Stock of Thermo Instrument Systems Inc. held of record by the undersigned on March 28, 1994, at the Annual Meeting of the Stockholders to be held at the Hyatt Regency Hotel, Hilton Head, South Carolina, on Monday, May 23, 1994, at 3:00 p.m., and at any postponement or adjournment thereof, as set forth on the reverse side hereof, and in their discretion upon any other business that may properly come before the meeting.

        THIS PROXY WILL BE VOTED AS SPECIFIED, OR IF NO CHOICE IS SPECIFIED, FOR THE ELECTION OF THE NOMINEES NAMED AND AS SAID PROXIES DEEM ADVISABLE ON SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE MEETING.

            (IMPORTANT -- TO BE SIGNED AND DATED ON REVERSE SIDE)

                                                                    -----------
                                                                    SEE REVERSE
                                                                        SIDE
                                                                    -----------
- --------------------------------------------------------------------------------

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/ X / PLEASE MARK YOUR
      VOTES AS IN
      THIS EXAMPLE.


                             FOR        WITHHELD                        THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR PROPOSAL 1.
                             all        from all
                           nominees     nominees
I. Election of Directors    /  /         /  /                   Nominees: Marshall J. Armstrong, Frank Borman,
                                                                Elias P. Gyftopoulos, George N. Hatsopoulos, John
                                                                N. Hatsopoulos, Robert C. Howard, Frank Jungers,
                                                                Robert A. McCabe, Arvin H. Smith
                                                                and Polyvios G. Vintiadis.
___For, except vote withheld from the following nominee(s):

__________________________________________________________




                                                                        MARK HERE FOR ADDRESS CHANGE    /  /
                                                                        AND NOTE CHANGE AT LEFT


SIGNATURE(S) ______________________________________________________ DATE ___________________________
(This proxy should be dated, signed by the shareholder(s) exactly as his or her name appears hereon, and returned promptly in the enclosed envelope. Persons signing in a fiduciary capacity should so indicate. If shares are held by joint tenants or as community property, both should sign.)

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